UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2024
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 301, Crystal Lake, Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.              Entry into a Material Definitive Agreement.

On July 2, 2024, AptarGroup, Inc. (the “Company”) and its wholly owned subsidiary, AptarGroup UK Holdings Limited (“AGUK”), entered into the Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”) with a syndicate of lenders party thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent. The Second A&R Credit Agreement amends and restates the $600,000,000 unsecured multicurrency revolving credit facility extended under the Prior Credit Agreement described below, including a $30,000,000 swingline facility, and provides for a new $330,000,000 unsecured term loan facility. The Second A&R Credit Agreement also permits, subject to the satisfaction of certain conditions, the establishment of up to $300,000,000 of additional revolving loan or term loan commitments from one or more of the existing Lenders or, with the consent of the administrative agent, other lenders.

The Second A&R Credit Agreement replaced the existing unsecured financing facility evidenced by the Amended and Restated Credit Agreement dated as of June 30, 2021 (the “Prior Credit Agreement”) among the Company, AGUK, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. The Prior Credit Agreement was terminated upon the effectiveness of the Second A&R Credit Agreement without any early termination penalty.

The Second A&R Credit Agreement contains customary representations and covenants, including certain covenants that limit or restrict the ability of the Company, AGUK and their respective subsidiaries to sell or transfer assets or enter into a merger or consolidate with another company, grant certain types of security interests, incur certain types of liens, impose restrictions on subsidiary dividends, incur indebtedness and make investments, in each case subject to certain exceptions. The Company is also required to maintain a consolidated leverage ratio (equal to consolidated total debt to consolidated EBITDA) of not more than 3.50 to 1.00 and an interest coverage ratio (equal to consolidated EBITDA to consolidated interest expense) of not less than 3.00 to 1.00. The final maturity date of the Second A&R Credit Agreement is (i) with respect to the term loan facility, July 2, 2027, and (ii) with respect to the revolving credit facility, July 2, 2029, subject to a maximum of two one-year extensions of the revolving credit facility in certain circumstances.

The Second A&R Credit Agreement also provides for customary events of default with corresponding grace periods in certain circumstances, including among others, payment defaults, cross-defaults with respect to material financial indebtedness, bankruptcy- and insolvency-related defaults with respect to the Company and its material subsidiaries and change of control of the Company. The Lenders are entitled to accelerate repayment of the loans under the Second A&R Credit Agreement upon the occurrence of any of the events of default.

Each borrowing under the Second A&R Credit Agreement will bear interest, at the Company’s option (on behalf of itself or AGUK), based on (a) for loans denominated in U.S. Dollars, (i) the Base Rate (as defined below) plus the Applicable Margin, or (ii) the forward-looking term rate based on the secured overnight financing rate that is published by CME Group Benchmark Administration Limited (“Term SOFR”), plus the Applicable Margin and plus the Term SOFR Adjustment (as defined below); (b) for loans denominated in Euros, the Euro Interbank Offered Rate (the “Eurocurrency Rate”); or (c) for loans denominated in pounds sterling, the daily Sterling Overnight Index Average with a 5 London banking day lookback (“Daily Simple SONIA”). “Base Rate” is defined as the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.50%, (ii) the prime commercial lending rate of Wells Fargo as established from time to time and (iii) the Term SOFR for an interest period of one month plus 1.00%; provided that if the Base Rate is negative, then it shall be deemed to be zero. The “Applicable Margin” (x) for the term loan facility, is initially 1.125%, in the case of loans based upon the Term SOFR, Eurocurrency Rate or Daily Simple SONIA, and 0.125% in the case of Base Rate loans, and (y) for the revolving credit facility, is initially 1.00%, in the case of loans based upon the Term SOFR, Eurocurrency Rate or Daily Simple SONIA, and 0.00% in the case of Base Rate loans; provided that after the date on which the Company shall have delivered financial statements for the fiscal quarter ending June 30, 2024, the Applicable Margin with respect to (1) the term loan facility will be at a rate between 1.00% and 1.625%, in the case of loans based upon the Term SOFR, Eurocurrency Rate or Daily Simple SONIA, and a rate between 0.00% and 0.625%, in the case of Base Rate loans, and (2) the revolving credit facility will be at a rate between 0.90% and 1.40%, in the case of loans based upon the Term SOFR, Eurocurrency Rate or Daily Simple SONIA, and a rate between 0.00% and 0.40%, in the case of Base Rate loans, in each case based on a leverage ratio- and ratings-based grid. “Term SOFR Adjustment” is defined as 10 basis points per annum.

The Company has a number of other commercial relationships with the Lenders, the administrative agent, the co-syndication agents and the documentation agents or their affiliates. Such institutions and/or their affiliates have from time to time provided, and/or may in the future provide, various financial advisory, commercial banking, investment banking and other services to the Company and its affiliates, for which they received or may receive customary compensation and expense reimbursement.

A copy of the Second A&R Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Second A&R Credit Agreement is qualified in its entirety by reference to the full text of the Second A&R Credit Agreement, which is incorporated by reference herein.

Item 1.02.              Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement is incorporated herein by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the Second A&R Credit Agreement is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

10.1*	Second Amended and Restated Credit Agreement, dated as of July 2, 2024, among the Company, the financial institutions party thereto as Lenders and Wells Fargo Bank, National Association, as administrative agent and swingline lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 * Schedules and certain portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: July 3, 2024	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President and Chief Financial Officer